As filed with the Securities and Exchange Commission on December 13, 2005.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENDEAVOR ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3200601
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

180 Madison Avenue, Suite 2305 New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-128440
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units	American Stock Exchange

Common Stock, $.0001 par value	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-128440). This information is incorporated herein by reference.

Item 2.	Index to Exhibits.

*3.1	Certificate of Incorporation

*3.2	By-Laws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Unit Purchase Option to be granted to Representative

*4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on September 20, 2005.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENDEAVOR ACQUISITION CORP.

Date: December 13, 2005	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky President

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